EXHIBIT (10)BB
AIRCRAFT TIME SHARING AGREEMENT
This Aircraft Time Sharing Agreement (“Agreement”) is made and effective as of the 4th day of October, 2022 (“Effective Date”), by and between Target Corporation, a Minnesota corporation (“Operator”), and Brian C. Cornell (“Lessee”), who are sometimes also referred to herein individually as a “Party” or collectively as the “Parties.”
W I T N E S S E T H:
WHEREAS, Lessee is an employee of Operator who is required to use the Aircraft for business and personal travel whenever possible;
WHEREAS, Lessee desires to lease the Aircraft, with a flight crew, on a non-exclusive basis, from Operator on a time sharing basis as defined in Section 91.501(c)(1) of the FAR;
WHEREAS, Operator is willing to lease the Aircraft, with a flight crew, on a non-exclusive basis, to Lessee on a time sharing basis; and
WHEREAS, during the Term, the Aircraft will be subject to use by Operator and may be subject to use by one or more other third-parties.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Definitions. The following terms shall have the following meanings for all purposes of this Agreement:
“Aircraft” means, individually and collectively, as the context requires, the aircraft listed on Exhibit A, including each aircraft’s respective airframe, engines, appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment attached thereto or incorporated therein and Aircraft Documents.
“Aircraft Documents” means all flight records, maintenance records, historical records, modification records, overhaul records, manuals, logbooks, authorizations, drawings and data relating to the Aircraft or any part thereof, or that are required by Applicable Law to be created or maintained with respect to the maintenance and/or operation of the Aircraft.
“Applicable Law” means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the FAR and 49 U.S.C. § 41101, et seq., as amended.
“DOT” means the United States Department of Transportation or any successor agency.
“FAA” means the Federal Aviation Administration or any successor agency.
Target Aircraft Time Sharing Agreement with Cornell

“FAR” means collectively the Aeronautics Regulations of the FAA and the DOT, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations.
“Operating Base” means Minneapolis-St. Paul International Airport, Minneapolis, Minnesota.
“Operational Control” has the same meaning given the term in Section 1.1 of the FAR.
“Pilot in Command” has the same meaning given the term in Section 1.1 of the FAR.
“Taxes” means all taxes of every kind (excluding any tax measured by or assessed against a taxpayer’s income, including, without limitation, any income tax, gross income tax, net income tax, or capital gains tax, and any tax measured by or assessed against the Aircraft’s value, including, without limitation, any personal property or ad valorem tax) assessed or levied by any federal, state, county, local, airport, district, foreign, or other governmental authority, including, without limitation, sales taxes, use taxes, retailer taxes, federal air transportation excise taxes, federal aviation fuel excise taxes, and other similar duties, fees, and excise taxes.
“Term” is defined in Section 3.
2.    Agreement to Lease. Operator agrees to lease the Aircraft to Lessee from time to time on an “as needed and as available” basis, and to provide a fully qualified flight crew for all Lessee’s flights, in accordance with the terms and conditions of this Agreement. Nothing contained herein shall obligate or entitle Lessee to any minimum usage of the Aircraft.
3.    Term and Termination. The initial term of this Agreement shall commence on the Effective Date and continue for a period of one year. Thereafter, this Agreement shall renew for additional and successive one year periods, until terminated as provided below. For purposes of this Agreement “Term” means the initial term and all successive one year renewal periods until this Agreement is terminated as provided below. This Agreement may be terminated by either Party at any time upon thirty (30) days prior written notice to the other Party, and this Agreement shall terminate automatically: (i) upon a final determination that there has been a total loss of all of the Aircraft; and (ii) on the date that Lessee ceases to be employed by Target Corporation or any of its affiliated companies, whether as a result of resignation, retirement, death or other termination.
4.    Applicable Regulations. The Parties hereto intend that this Agreement shall constitute, and this Agreement shall be interpreted as, a Time Sharing Agreement as defined in Section 91.501(c)(1) of the FAR. The Parties agree that for all flights under this Agreement, the Aircraft shall be operated under the pertinent provisions of Subpart F of Part 91 of the FAR. If any provision of this Agreement is determined to be inconsistent with any of the requirements of the provisions of Subpart F of Part 91 of the FAR, such provision shall be deemed amended in any respect necessary to bring it into compliance with such requirements.
5.    Non-Exclusivity. Lessee acknowledges that the Aircraft is leased to Lessee hereunder on a non-exclusive basis, and that the Aircraft will also be subject to use by Operator, and may also be subject to non-exclusive leases and lease to others during the Term.
Target Aircraft Time Sharing Agreement with Cornell

6.    Flight Charges. For each “flight” (which as used in this Agreement will mean a flight from a departure point to a single destination) conducted under this Agreement, Operator will keep a log of the flight, and Lessee will pay Operator an amount (the “Flight Charge”) not to exceed the sum of the following expenses of operating the flight to the extent prescribed by FAR § 91.501(d) or any successor provision (i.e. which will not exceed the sum of the expenses set forth in Subsections 6.(i) - 6.(x) below, collectively the “Flight Charge Cap”):
6.1    fuel, oil, lubricants, and other additives;
6.2    travel expenses of the crew, including food, lodging and ground transportation;
6.3    hangar and tie down costs away from the Aircraft’s Operating Base;
6.4    insurance obtained for the specific flight;
6.5    landing fees, airport taxes and similar assessments;
6.6    customs, foreign permit, and similar fees directly related to the flight;
6.7    in-flight food and beverages;
6.8    passenger ground transportation;
6.9    flight planning and weather contract services; and
6.10    an additional charge equal to 100% of the expenses listed in Section 6.1.
Operator may elect, in its sole discretion, to charge a Flight Charge that is less than the Flight Charge Cap upon prior coordination with Lessee for specific flights conducted pursuant to this Agreement. All flights that are conducted solely to reposition the Aircraft for the purposes of, or are related to, conducting a flight for the benefit of Lessee hereunder shall be deemed to be flights, and as such all expenses of said repositioning flights will be included on the invoice related to the associated passenger-carrying flight
7.    Invoices and Payment. Operator will initially pay all expenses related to the operation of the Aircraft when and as such expenses are incurred, provided that within thirty (30) days after the last day of any calendar month during which any flight for the account of Lessee has been conducted, Operator shall provide an invoice to Lessee for an amount determined in accordance with Section 6 above; provided that with regard to expenses that remain indeterminable as of the date of any invoice, such expenses shall be included in the next regularly-provided invoice after such expenses have been determined. Lessee shall remit the full amount of any such invoice, together with any applicable Taxes under Section 8, to Operator promptly within sixty (60) days following Lessee’s receipt of the invoice date. Payment shall be made in the form of a check payable to “Target Corporation” at the following address:
Target Hangar
Flight Operations
6925 34th Avenue South
Target Aircraft Time Sharing Agreement with Cornell

TFC-6925
Minneapolis, MN 55450

Or to such other address as Operator may direct from time-to-time, or in the form the Parties may agree from time to time, including but not limited to credit card, payroll deduction or electronic payment via ACH.

8.    Taxes. Lessee shall be responsible for, shall indemnify and hold harmless Operator against, any Taxes which may be assessed or levied as a result of the lease of the Aircraft to Lessee, or the use of the Aircraft by Lessee, including without limitation, any “federal excise tax” or “FET” imposed under Internal Revenue Code §4261 resulting from Lessee’s (or his guests’) use of the Aircraft under this Agreement. Lessee shall remit to Operator all such Taxes together with each payment made pursuant to Section 7.
9.    Scheduling Flights. Lessee shall submit requests for flight time and proposed flight schedules to the Operator as far in advance of any given flight as reasonably possible. Lessee shall provide at least the following information for each proposed flight as far in advance as reasonably possible prior to scheduled departure: departure airport; destination airport; date and time of departure; the names of all passengers; the nature and extent of luggage and/or cargo to be carried; the date and time of return flight, if any; and any other information concerning the proposed flight that may be pertinent or required by Operator or Operator’s flight crew.
10.    Title and Registration. Operator has exclusive legal and equitable title to the Aircraft. Lessee acknowledges that title to the Aircraft shall remain vested in Operator. Lessee undertakes, to the extent permitted by Applicable Law, to do all such further acts, deeds, assurances or things as may be necessary or desirable, in Operator’s reasonable opinion, to protect or preserve Operator’s title to the Aircraft.
11.    Aircraft Maintenance. Operator shall be solely responsible for maintenance, preventive maintenance and required or otherwise necessary inspections of the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all Applicable Law, and within the sound discretion of the Pilot in Command.
12.    Flight Crews. Operator shall provide, at its sole cost, to Lessee a qualified flight crew for each flight conducted in accordance with this Agreement. The members of the flight crew may be either employees or independent contractors of Operator. In either event, the flight crew shall be and remain under the exclusive command and control of Operator in all phases of all flights conducted hereunder.
13.    OPERATIONAL CONTROL. THE PARTIES EXPRESSLY AGREE THAT OPERATOR SHALL HAVE AND MAINTAIN SOLE OPERATIONAL CONTROL OF THE AIRCRAFT AND EXCLUSIVE POSSESSION, COMMAND AND CONTROL OF THE AIRCRAFT FOR ALL FLIGHTS OPERATED UNDER THIS AGREEMENT, AND THAT THE INTENT OF THE PARTIES IS THAT THIS AGREEMENT CONSTITUTE A “TIME SHARING AGREEMENT” AS SUCH TERM IS DEFINED IN SECTION 91.501(C)(1) OF THE
Target Aircraft Time Sharing Agreement with Cornell

FAR. OPERATOR SHALL EXERCISE EXCLUSIVE AUTHORITY OVER INITIATING, CONDUCTING, OR TERMINATING ANY FLIGHT CONDUCTED ON BEHALF OF LESSEE PURSUANT TO THIS AGREEMENT.
14.    Authority of Pilot In Command. Notwithstanding that Operator shall have Operational Control of the Aircraft during any flight conducted pursuant to this Agreement, Operator and Lessee expressly agree that the Pilot in Command, in his or her sole discretion, may terminate any flight, refuse to commence any flight, or take any other flight-related action which in the judgment of the Pilot in Command is necessary to ensure the safety of the Aircraft, the flight crew, the passengers, and persons and property on the ground. The Pilot in Command shall have final and complete authority to postpone or cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight. No such action of the Pilot in Command shall create or support any liability of Operator to Lessee for loss, injury, damage or delay.
15.    Passengers and Baggage. Lessee may carry on the Aircraft on all flights under this Agreement such passengers and baggage/cargo as Lessee in its sole but reasonable discretion shall determine; provided, however, that the passengers to be carried on such flights shall be limited to those permitted under the pertinent provisions of Part 91 of the FAR, and that the number of such passengers shall in no event exceed the number of passenger seats legally available in the Aircraft and the total load, including fuel and oil in such quantities as the Pilot in Command shall determine to be required, shall not exceed the maximum allowable load for the Aircraft.
16.    Prohibited Items. Lessee shall not cause or permit to be carried on board the Aircraft, and shall not cause or permit any passenger to carry on board the Aircraft, any contraband, prohibited dangerous goods, or prohibited controlled substances on the Aircraft at any time.
17.    Force Majeure. Operator shall not be liable for delay or failure to furnish the Aircraft and/or flight crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other unforeseen or unanticipated circumstances.
18.    Lessee Representations and Warranties. Lessee represents and warrants that:
18.1    Lessee will use the Aircraft solely for and on account of his own personal use, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire.
18.2    Lessee shall refrain from incurring any mechanic’s or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by Lessee to convey, mortgage, assign, lease, sublease, or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien.
18.3    During the Term of this Agreement, Lessee will abide by and conform to all Applicable Laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the use of the Aircraft by a time sharing lessee.
Target Aircraft Time Sharing Agreement with Cornell

19.    No Assignments. Neither this Agreement nor any Party’s interest herein shall be assignable to any other party whatsoever.
20.    Modification. This Agreement may not be modified, altered, or amended except by written agreement executed by both Parties.
21.    Notices. All notices and other communications under this Agreement shall be in writing (except as otherwise permitted herein) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, by first class mail properly addressed and postage prepaid or by a reputable overnight courier service, addressed as follows:
If to Lessee:        Brian C. Cornell
            c/o Target Corporation
1000 Nicollet Mall
TPS-2673
Minneapolis, MN 55403

If to Operator:        Target Corporation
            6925 34th Avenue South
            TFC-6925
            Minneapolis, MN 55450
            Attn: Director, Flight Services

or to such other person or address as either party shall from time to time designate in writing to the other party.

22.    Entire Agreement. This Agreement constitutes the entire agreement of the Parties as of the Effective Date and supersedes all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.
23.    Prohibited or Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction. To the extent permitted by Applicable Law, each of Operator and Lessee hereby waives any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect.
24.    Governing Law. This Agreement has been negotiated and delivered in the State of Minnesota and shall in all respects be governed by, and construed in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions.
25.    DISCLAIMER. THE AIRCRAFT IS BEING LEASED BY THE OPERATOR TO THE LESSEE HEREUNDER ON A COMPLETELY “AS IS, WHERE IS,” BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE LESSEE. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU
Target Aircraft Time Sharing Agreement with Cornell

OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND OPERATOR HAS NOT MADE AND SHALL NOT BE CONSIDERED OR DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS AGREEMENT, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF, AND SPECIFICALLY, WITHOUT LIMITATION, IN THIS RESPECT OPERATOR DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE, HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AND AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF. LESSEE HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH AND OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF OPERATOR AND RIGHTS, CLAIMS AND REMEDIES OF LESSEE AGAINST OPERATOR, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OF FITNESS FOR ANY PARTICULAR USE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF OPERATOR, ACTUAL OR IMPUTED, AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.
26.    COUNTERPARTS. This Agreement may be executed by the Parties hereto in two (2) or more separate counterparts, each and all of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument.
[Signatures and Truth-in-Leasing Follow]
Target Aircraft Time Sharing Agreement with Cornell

27.    TRUTH IN LEASING.
OPERATOR HEREBY CERTIFIES THAT, DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, EACH AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF FAR. THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF FAR. OPERATOR ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT ON BEHALF OF LESSEE UNDER THIS AGREEMENT, OPERATOR SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF THE AIRCRAFT AND SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE. THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.
IN WITNESS WHEREOF, the Parties have executed this Aircraft Time Sharing Agreement as of the date and year first written above.
OPERATOR:
TARGET CORPORATION

By: /s/ James Duffey
Printed: James Duffey
Title: Sr. Director Flight Services

LESSEE:
BRIAN C. CORNELL

/s/ Brian C. Cornell

Target Aircraft Time Sharing Agreement with Cornell

“TRUTH IN LEASING” REQUIREMENTS
FAR §91.23(c)
(1)    The Lessee or Operator must mail a copy of the Lease within 24 hours of its execution, to the Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125.
(2)    A copy of the Lease must be carried in the Aircraft. The copy of the Lease shall be made available for review upon request by the Administrator.
(3)     The Lessee or Operator must notify by telephone or in person the FAA Flight Standards district office nearest the airport where the flight will originate. Unless otherwise authorized by that office, the notification shall be given at least 48 hours before takeoff in the case of the first flight of that aircraft under the Lease or contract and inform the FAA of:
(i) The location of the airport of departure;
(ii) The departure time; and
(iii) The registration number of the aircraft involved.
(4)     The copy of the Lease furnished to the FAA is commercial or financial information obtained from a person. It is, therefore, privileged and confidential and will not be made available by the FAA for public inspection or copying under 5 U.S.C. 552(b)(4) unless recorded with the FAA under Part 49 of the U.S. Code.